Exhibit 99.1

Kenexa Announces Financial Results for First Quarter 2009

WAYNE, Pa. – May 11, 2009 – Kenexa (Nasdaq: KNXA), a global provider of talent acquisition and retention solutions, today announced operating results for the first quarter ended March 31, 2009.

For the first quarter of 2009, Kenexa reported total revenue of $38.8 million for the first quarter of 2009, compared to $48.2 million reported for the first quarter of 2008.  Subscription revenue was $33.3 million for the first quarter of 2009, compared to $39.2 million for the first quarter of 2008, while professional services and other revenue was $5.6 million for the first quarter of 2009, compared to $9.1 million for the first quarter of 2008.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “While the business environment is challenging and we expect it to remain so for the remainder of the year, there are a number of positive developments related to Kenexa and the talent management market.  During the first quarter, sales and renewals of Kenexa’s talent acquisition solutions remained solid, which was a primary contributor to the solid growth of our deferred revenue.  This performance, combined with the company’s continued focus on operational efficiency, enabled Kenexa to generate a record level of cash flows from operations for a first fiscal quarter, expanding its already large cash balance.”

Karsan added, “We are encouraged to see a growing number of customers evaluating talent management vendors based on their ability to provide a comprehensive, integrated suite of solutions.  We believe Kenexa is uniquely positioned to meet this demand based on our differentiated business model, industry leading product breadth and depth and continued global expansion, including our recently announced entry into China.  We believe these factors enable Kenexa to deliver an unmatched value proposition to HR organizations, and they are among the reasons we remain highly confident in Kenexa’s long-term market position.”

Non-GAAP income from operations, which excludes share-based compensation expense, amortization of intangibles associated with previous acquisitions, a non-cash goodwill impairment charge, severance expenses and professional fees related to our Chinese expansion, was $3.9 million for the three months ended March 31, 2009, compared to $9.1 million for the three months ended March 31, 2008 and represented a 10% non-GAAP operating margin.  Non-GAAP net income was $3.2 million, or $0.14 per basic and diluted share, for the quarter ended March 31, 2009, compared to $7.3 million, or $0.31 per basic and diluted share in the first quarter of 2008.

As a result of a substantial decrease in the Company’s stock price, reflecting the very difficult market conditions of recent months and the impact on its operations, the Company evaluated its goodwill for potential impairment as of March 31, 2009 in accordance with accounting requirements. Based on the results of this evaluation, the Company reported a non-cash goodwill impairment charge of $33.3 million, on a pretax tax basis.  While the impairment charge reduced reported operating results under generally accepted accounting principles (GAAP), it is non-cash in nature and does not affect Kenexa's liquidity or cash flow from operations.

Kenexa’s loss from operations for the three months ended March 31, 2009, determined in accordance with GAAP, was $33.6 million, compared with income from operations of $6.5 million for the same period of 2008. GAAP net loss was $34.3 million, or $(1.52) per basic and diluted share, compared to net income of $4.8 million and $0.20 per basic and diluted share in the same period of 2008. The results above include the non-cash goodwill impairment charge.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents and short and long-term investments of $46.7 million at March 31, 2009, an increase from $42.8 million at the end of the prior quarter.  The Company generated positive cash from operations of $8.9 million and deferred revenue was $41.4 million at March 31, 2009, an increase of $2.8 million compared to $38.6 million at the end of the fourth quarter 2008.

Business Outlook

Based on information as of today, May 11, 2009, the Company is issuing guidance for the second quarter 2009 as follows:

Second Quarter 2009: The Company expects revenue to be $36 million to $39 million, non-GAAP operating income to be $3.6 million to $4.6 million. Assuming a 23% effective tax rate for reporting purposes and 22.7 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.13 to $0.16.

Conference Call Information

Kenexa will host a conference call today, May 11, 2009, at 5:00 pm (Eastern Time) to discuss the Company's financial results. To access this call, dial 888-218-8032 (domestic) or 913-981-5549 (international). A replay of this conference call will be available through May 18, 2009, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4827689. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations.  The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results.  Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income from operations before income taxes and interest income; non-GAAP net income; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; non-GAAP basic and diluted net income per share; and non-GAAP effective tax as described below.  The Company’s non-GAAP financial measures exclude share-based compensation, amortization of acquired intangible assets related to the Company’s acquisitions, goodwill impairment charge, severance expenses and professional fees related to our Chinese expansion.

Share-based compensation. Share-based compensation consists of expenses for stock options and stock awards that the Company began recording in accordance with SFAS 123(R) during the first quarter of 2006. Share-based compensation was $1.2 million for the three months ended March 31, 2009 and $ 1.7 million for the three months ended March 31, 2008. Share-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock.  The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets which are amortized over the estimated useful lives of such assets.   Amortization of acquired intangible assets was $1.1 million for the three months ended March 31, 2009, and $0.8 million for the three months ended March 31, 2008. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Goodwill impairment charge. The company recorded a non-cash goodwill impairment charge as a result of the impact of the unprecedented turmoil in world economies and the resultant impact on business conditions and the broad-based downward pressure on equity share values in the amount of $33.3 million.

Severance expenses. The company incurred charges in the amount of $1.2 million in relation to additional severance expenses in the first quarter of 2009.

Professional fees related to our Chinese expansion.  The company incurred professional fees in connection with its Chinese expansion in the amount of $0.7 million during the first quarter of 2009.  Under previous accounting guidance, these charges would have previously been recorded as part of the investment amount and excluded from the statement of operations.  The Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Each of non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, and estimated non-GAAP effective tax rate are each components necessary to calculate non-GAAP income from operations before income taxes and interest income, non-GAAP net income and non-GAAP basic and diluted net income per share and are calculated by adjusting the corresponding GAAP measure for the applicable period by the applicable portion of share-based compensation and severance expenses.

About Kenexa

Kenexa (NASDAQ:KNXA) is a global leader in building the world’s greatest workforces using a combination of software, employee research science and business process optimization. Kenexa’s global solutions include applicant tracking, onboarding, recruitment process outsourcing, employment branding, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, PA. (outside Philadelphia). Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

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Contact

MEDIA CONTACT:
Sarah Teten Kenexa (800) 391-9557 sarah.teten@kenexa.com	Jeanne Achille The Devon Group (732) 224-1000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:

Kori Doherty
ICR
(617) 956-6730
kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	December 31,
	2009	2008
Assets	(unaudited)

Current assets
Cash and cash equivalents	$27,045	$21,742
Short-term investments	4,142	4,512
Accounts receivable, net of allowance for doubtful accounts of $3,627 and $3,755, respectively	26,779	33,518
Unbilled receivables	7,077	5,849
Income tax receivble	1,201	1,238
Deferred income taxes	4,770	4,615
Prepaid expenses and other current assets	4,822	3,745
Total current assets	75,836	75,219

Long-term investments	15,473	16,513
Property and equipment, net of accumulated depreciation	27,537	27,360
Software, net of accumulated amortization	4,356	3,840
Goodwill	-	32,366
Intangible assets, net of accumulated amortization	10,919	13,414
Deferred income taxes, non-current	39,465	39,465
Deferred financing costs, net of accumulated amortization	289	364
Other long-term assets	10,545	9,924
Total assets	$184,420	$218,465

Liabilities and Shareholders' equity

Current liabilities
Accounts payable	$5,649	$6,448
Notes payable, current	41	40
Commissions payable	380	559
Accrued compensation and benefits	3,741	4,010
Other accrued liabilities	10,584	10,090
Deferred revenue	41,427	38,638
Capital lease obligations	101	143
Total current liabilities	61,923	59,928

Capital lease obligations, less current portion	91	108
Notes payable, less current portion	33	41
Deferred income taxes	1,119	1,789
Other liabilities	64	63
Total liabilities	63,230	61,929

Commitments and Contingencies

Shareholders' equity

Preferred stock, par value $0.01; 100,000 shares authorized; no shares issued or outstanding	-	-
Common stock, par value $0.01; 100,000,000 shares authorized; 22,522,844 and 22,504,924 shares issued and outstanding, respectively	225	225
Additional paid-in capital	270,688	269,365
Accumulated other comprehensive loss	(4,808)	(2,421)
Accumulated deficit	(144,915)	(110,633)
Total shareholders' equity	121,190	156,536

Total liabilities and shareholders' equity	$184,420	$218,465

Kenexa Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenue:
Subscription	$33,265	$39,156
Other	5,566	9,051
Total revenues	38,831	48,207
Cost of revenues	13,696	13,105
Gross profit	25,135	35,102

Operating expenses:
Sales and marketing	8,705	9,889
General and administrative	10,873	11,993
Research and development	2,568	4,542
Depreciation and amortization	3,228	2,151
Goodwill impairment charge	33,329	-
Total operating expenses	58,703	28,575

(Loss) income from operations	(33,568)	6,527
Interest income, net	63	641
Loss on change in fair market value of ARS and put option, net	(295)	-
(Loss) income before income taxes	(33,800)	7,168
Income tax expense	482	2,394
Net (loss) income	$(34,282)	$4,774

Basic net (loss) income per share	$(1.52)	$0.20

Weighted average shares used to compute net (loss) income per share - basic	22,509,304	23,413,071

Diluted net (loss) income per share	$(1.52)	$0.20

Weighted average shares used to compute net (loss) income per share - diluted	22,509,304	23,649,027

Non-GAAP income from operations and non-GAAP net income excludes share-based compensation, amortization of intangibles, non-cash goodwill impairment charge, severance expense and professional fees for joint ventures.

	Three Months Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Non-GAAP income from operations reconciliation:

(Loss) Income from operations	$(33,568)	$6,527
Add back:
Share-based compensation expense	1,245	1,714
Amortization of intangibles associated with acquisitions	1,083	842
Goodwill Impairment charge	33,329	-
Severance expense	1,156	-
Professional fees related to Chinese expansion	687	-
Non-GAAP income from operations	$3,932	$9,083

Non-GAAP income from operations as a percentage of total revenue	10%	19%

Weighted average shares used to compute non-GAAP net income per share - basic	22,509,304	23,413,071
Dilutive effect of options and restricted stock units	19,935	235,956
Weighted average shares used to compute non-GAAP net income per share - diluted	22,529,239	23,649,027

Non-GAAP income reconciliation:

Net (loss) income	$(34,282)	$4,774

Add back:
Share-based compensation expense	1,245	1,714
Amortization of intangibles associated with acquisitions	1,083	842
Goodwill Impairment charge	33,329	-
Severance expense	1,156	-
Professional fees related to Chinese expansion	687	-
Non-GAAP net income	$3,218	$7,330
Non-GAAP basic and diluted net income per share	$0.14	$0.31

Non-GAAP tax rate calculation
Loss before income taxes	$(33,800)
Add back:
Share-based compensation expense	1,245
Amortization of intangibles associated with acquisitions	1,083
Goodwill Impairment charge	33,329
Severance expense:	1,156
Professional fees related to Chinese expansion	687
Loss on fair market value on ARS	295
Non-GAAP income before income taxes	$3,995

Income tax expense on operations gaap	$482
Additional tax on non-gaap add backs	$295
Non-GAAP tax	$777
Non-GAAP tax rate	19%

Other Non-GAAP measures referenced on earnings call excludes stock based compensation and severance expense:
Gross profit	$25,135
Add: share-based compensation expense	110
Add: severance expense	651
Non-GAAP gross profit	$25,896

Sales and marketing	$8,705
Less: share-based compensation expense	(239)
Less: severance expense	(202)
Non-GAAP sales and marketing	$8,264

General and administrative	$10,873
Less: share-based compensation expense	(808)
Less: severance expense	(165)
Less: professional fees for joint venture	(687)
Non-GAAP general and administrative	$9,213

Research and development	$2,568
Less: share-based compensation expense	(88)
Less: severance expense	(138)
Non-GAAP research and development	$2,342

Kenexa Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	For the three months ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities
Net (loss) income from operations	$(34,282)	$4,774
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,228	2,151
Loss on change in fair market value of ARS and put option, net	295	-
Goodwill impairment charge	33,329	-
Share-based compensation expense	1,245	1,714
Excess tax benefits from share-based payment arrangements	-	(132)
Amortization of deferred financing costs	75	75
Bad debt recoveries	(30)	(475)
Deferred income tax (benefit) expense	(825)	1,029
Changes in assets and liabilities
Accounts and unbilled receivables	5,224	(2,707)
Prepaid expenses and other current assets	(1,083)	(1,760)
Income taxes receivable	36	1,091
Other long-term assets	332	(140)
Accounts payable	(715)	(528)
Accrued compensation and other accrued liabilities	(338)	(3,888)
Commissions payable	(180)	(56)
Deferred revenue	2,569	2,403
Other liabilities	-	8
Net cash provided by operations	8,880	3,559

Cash flows from investing activities
Purchases of property and equipment	(2,997)	(5,619)
Purchases of available-for-sale securities	(845)	(16,318)
Sales of available-for-sale securities	1,203	45,105
Sales of trading securities	1,150	-
Investment in joint venture	(1,357)	-
Acquisitions, net of cash acquired	(373)	(1,248)
Net cash (used in) provided by investing activities	(3,219)	21,920

Cash flows from financing activities
Repayments of notes payable	(8)	(17)
Proceeds from common stock issued through Employee Stock Purchase Plan	78	90
Repurchase of common shares	-	(24,607)
Excess tax benefits from share-based payment arrangements	-	132
Net Proceeds from option exercises	-	219
Repayment of capital lease obligations	(53)	(42)
Net cash provided by (used in) financing activities	17	(24,225)

Effect of exchange rate changes on cash and cash equivalents	(375)	92
Net increase in cash and cash equivalents	5,303	1,346
Cash and cash equivalents at beginning of period	21,742	38,032
Cash and cash equivalents at end of period	$27,045	$39,378

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest expense	$15	$39
Income taxes	$925	$394
Income tax receivable applied against estimated tax payments	$-	$1,091
Non-cash investing and financing activities
Stock issuance for earn out	$-	$1,050